UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2016 (January 14, 2016)

SUNRISE TOURS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 F., No. 102, Bo’ai 2nd Road Zuoying District, Kaohsiung City Taiwan, R.O.C.	813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   +886-75570551

Holderbuschweg, 46

Stuttgart, Germany 70563

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On January 14, 2016, Hsin-Nan Lin acquired 9,000,000 shares (the “Shares”) of the registrant’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Securities Purchase Agreement dated January 8, 2016 (the “Purchase Agreement”), by and between Mr. Lin and Alexander Karpetskiy. The purchase consideration for the Shares was $165,000, which Mr. Lin paid from his existing funds.

Prior to the closing of the Purchase Agreement, Mr. Karpetskiy was the majority shareholder and in control of the registrant, as the Shares represented approximately 77.59% of the registrant’s issued and outstanding shares of Common Stock. As a result of his acquisition of the Shares, Mr. Lin replaced Mr. Karpetskiy as the majority shareholder, and gained control, of the registrant.

In connection with relinquishing his control of the registrant, Mr. Karpetskiy resigned as the registrant’s sole director and executive officer.  See Item 5.02 below, which is incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the change in control of the registrant described in Item 5.01 above, effective as of the closing of the Purchase Agreement: (a) Mr. Karpetskiy resigned as the registrant’s sole Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary; (b) Hsin-Nan Lin was appointed Chairman of the registrant’s Board of Directors, Chief Executive Officer, President and Secretary; (c) Chien-Hui Lin was appointed Chief Financial Officer and Treasurer; and (d) Ta-Chin Lin was appointed a Director.

Background of Directors and Officers:

Hsin-Nan Lin, age 56, founded Taiwan Luboa Development Co., Ltd. (“Luboa”), a water resources management and coal mine development company, in Taiwan in 2011, and has since served as its President. Mr. Lin earned an executive MBA degree from National Chiayi University in Taiwan in 2010.

Chien-Hui Lin, age 56, has served as Chief Executive Officer of Luboa since May 2013. She is also the Chairman of Human Nature Co., Ltd. since January 2014, and I-DO Philanthropy Institute since September 2014, and a Director of Long Term Energy International Co., Ltd. since December 2013. She was an independent writer from 2010 to 2013. Ms. Lin earned an executive MBA degree from National Chiayi University in Taiwan in 2010.

Ta-Chin Lin, age 27, is the Special Assistant to Chief Executive Officer at Luboa since April 2015. He was a corporate banking specialist at E-Sun Bank from June 2014 to April 2015, and prior to that was an instructor at Way-to-Win Educational Institute. Mr. Lin graduated from National Taiwan University in 2013 with a B.A. in agricultural economics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2016	SUNRISE TOURS, INC.
(Registrant)

	By:	/s/ Hsin-Nan Lin
Hsin-Nan Lin
Chief Executive Officer

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